QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 20, 2004 (except for paragraphs 3 through 5 of Note 9, as to which the date is April 21, 2004) in Amendment No. 3 to the Registration Statement on Form S-1 (No. 333-113344) and related Prospectus of NuVasive, Inc. expected to be filed on May 4, 2004.

                      /s/  ERNST & YOUNG LLP

San Diego, California
May 3, 2004

QuickLinks

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS